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                                                            EXHIBIT 21.1

                                     SUBSIDIARIES

SUBSIDIARIES OF AFTERMARKET TECHNOLOGY CORP.
            Aaron's Automotive Products, Inc.
            CRS Holdings Corp.
            Diverco Acquisition Corp.
            H.T.P., Inc.
            King-O-Matic Industries Limited
            Mamco Converters, Inc.
            Mascot Truck Parts Inc.
            RPM Merit, Inc.
            Repco Acquisition Corp.
            TM-AL Acquisition Corp.
            Tranzparts Acquisition Corp.
            10469 Newfoundland Inc.

10468 Newfoundland Inc.SUBSIDIARIES OF CRS HOLDINGS CORP.
            Component Remanufacturing Specialists, Inc.

SUBSIDIARIES OF COMPONENT REMANUFACTURING SPECIALISTS, INC.
            ATS Remanufacturing, Inc.

SUBSIDIARIES OF DIVERCO ACQUISITION CORP.
            Diverco, Inc.

SUBSIDIARIES OF REPCO ACQUISITION CORP.
            Replacement & Exchange Parts Co., Inc.

SUBSIDIARIES OF RPM MERIT, INC.
            Partes Remanufacturadas de Mexico

SUBSIDIARIES OF TM-AL ACQUISITION CORP.
            Trans Mart, Inc.
            TranShop Management System, Inc.

SUBSIDIARIES OF TRANZPARTS ACQUISITION CORP.
            Tranzparts, Inc.